UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2026

ORION GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2940 Riverby Road, Suite 400

Houston, Texas 77020

(Address of principal executive offices)

(713) 852-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	ORN	The New York Stock Exchange
Common stock, $0.01 par value per share	ORN	NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On February 3, 2026, Orion Group Holdings, Inc. (“Orion”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) and completed an acquisition (the “Acquisition”) of all of the capital stock of J.E. McAmis, Inc., a California corporation, and all of the membership interests in JEM Marine Leasing, LLC, a Washington limited liability company (collectively, the “Acquired Companies” and each an “Acquired Company”). The Acquired Companies are engaged in the business of providing jetty and breakwater construction, dredging, environmental restoration and rehabilitation, and dam and spillway construction.

The Purchase Agreement is by and among (i) Orion, (ii) the Persons identified as “Shareholders” on the signature pages thereto (each, a “Shareholder,” and collectively, the “Shareholders”), (iii) the Persons identified as “Members”  on the signature pages thereto (each, a “Member,” collectively, the “Members,” and together with the Shareholders, each a “Seller,” and collectively, the “Sellers”), (iv) the Persons identified as “Beneficial Owners” on the signature pages thereto (each, a “Beneficial Owner,” and collectively, the “Beneficial Owners,” and together with the Sellers, each a “Seller Party,” and collectively, the “Seller Parties”), and (v) Scott M. Vandegrift, in his capacity as a representative of the Sellers.

The Purchase Agreement provides that Orion will acquire on the closing date all of the issued and outstanding shares and interests in the Acquired Companies for: (a) $50.0 million in cash (the “Cash Consideration”), as adjusted pursuant to the Purchase Agreement; a $12.0 million unsecured subordinated 5-year promissory note (the “Promissory Note”); and 182,392 shares of Orion’s common stock, $0.01 par value per share (the “Common Stock”), calculated as specified in the Purchase Agreement (the “Stock Consideration”), and (b) contingent post-closing cash payments dependent upon project profit realized from contracts of the Acquired Companies under backlog identified in the Purchase Agreement (the “Contingent  Payments”).

The Contingent Payments relate to two different sets of contracts in backlog and in the near-term opportunity pipeline of the Acquired Companies. Orion’s payment obligation with respect to one set of backlog projects (the “First Tranche Projects”) is subject to the relevant projects resulting in realized project profit (defined as Backlog Project Profit in the Purchase Agreement) of at least $10.0 million. If the First Tranche Projects result in less than $10.0 million of project profit, Orion will not owe any payment to the Sellers. If the project profit for the First Tranche Projects equals or exceeds $10.0 million, Orion will pay to the Sellers $10.0 million, and 40% of each dollar of project profit in excess of $10.0 million dollars realized from the First Tranche Projects. With respect to the identified near-term pursuits (the “Second Tranche Projects”), the Sellers are entitled to 40% of each dollar of project profit realized from the Second Tranche Projects.  Orion does not have an obligation to make a Contingent Payment until substantial completion of all of the First Tranche Projects or Second Tranche Projects, as applicable.

The Cash Consideration and related expenses was funded with cash on hand and borrowings of approximately $46.9 million under Orion’s Credit Agreement (as amended, modified, supplemented or amended and restated from time to time, the “UMB Credit Agreement”), dated as of December 23, 2025, with the lenders party thereto, and UMB Bank, N.A., as Administrative Agent and Issuing Bank. On February 3, 2026, Orion, the guarantors party to the UMB Credit Agreement, lenders party thereto and UMB Bank, N.A., as administrative agent and the Acquired Companies entered into a First Amendment to the Loan Documents, dated effective February 3, 2026 (the “First Amendment”) for the Acquired Companies to join to the relevant UMB Credit Agreement loan documents to become guarantors thereunder and provide collateral in the same manner as those subsidiaries already party thereto.

The Promissory Note bears interest at an annual rate of 6.0%, with five equal payments of principal and interest on each anniversary of the closing of the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties and certain covenants for transactions of this type, including negotiated covenants by the Seller Parties to indemnify Orion for breaches of certain representations, warranties, covenants, and specified indemnity matters. In connection with its entry into the Purchase Agreement, Orion procured a buyer-side representations and warranties insurance policy (the “R&W Insurance Policy”) to cover certain losses arising out of a breach of the representations and warranties of the Seller Parties contained in the Purchase Agreement. The R&W Insurance Policy is subject to certain policy limits, exclusions, deductibles and other terms and conditions.

The foregoing description of the Purchase Agreement and First Amendment and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the First

Amendment, which are filed as Exhibit 2.1 and Exhibit 10.1 to this Current Report on Form 8-K (this “Report”), respectively and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 to this Report regarding the completion of the Acquisition is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 to this Report regarding the issuance of the Promissory Note and borrowings under the UMB Credit Agreement is incorporated herein by reference.

Item 3.02Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 to this Report regarding the Stock Consideration is incorporated herein by reference. The Stock Consideration was issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as a transaction not involving a public offering. In addition, the Sellers made representations and warranties to Orion in the Purchase Agreement regarding, among other things, each of their status as an accredited investor and investment intent.

Item 7.01	Regulation FD Disclosure.

On February 4, 2026, Orion issued a press release and an investor presentation regarding the Acquisition. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference, and a copy of the investor presentation is attached as Exhibit 99.2 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Report under Item 7.01 and set forth in the attached Exhibit 99.1 and 99.2 is deemed to be “furnished” solely pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

The matters discussed in this Report may constitute or include projections or other forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act, of which provisions Orion is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, guidance, outlook, assumptions, or goals. In particular, statements regarding the acquisition, the intended benefits of the acquisition, the competitive position and pipeline of opportunity following the acquisition, and statements regarding objectives, expectations, forecasts and intentions are forward-looking statements. Forward-looking statements involve risks, including the possibility that the anticipated benefits of the acquisition cannot be fully realized or may take longer to realize than expected, the integration of the Acquired Companies’ business will be more costly or take longer than expected, the ability to hire and retain key Acquired Company personnel, the ability to maintain the quality and profitability of the existing Acquired Companies’ service offerings and expand the business, and the ability to maintain favorable relations with key business partners, suppliers, and vendors. Considering these and other uncertainties, the inclusion of forward-looking statements in this Report and exhibits should not be regarded as a representation by Orion that its plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Orion assumes no obligation to update information contained in this Report and exhibits whether as a result of new developments or otherwise, except as required by law.

The Purchase Agreement contains representations and warranties of the parties, which have been made for the benefit of the other party and should not be relied upon by any other person. Such representations and warranties (i) have been qualified by schedules and exhibits, (ii) are subject to materiality standards that may differ from what may be viewed as material by investors, (iii) are made as of specified dates, and (iv) may have been used for the purpose of allocating risk among the parties rather than establishing matters of fact. Accordingly, the representations and warranties should not be relied upon as characterizations of the actual state of facts.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1#	Securities Purchase Agreement, dated as of February 3, 2026, by and among Orion Group Holdings, Inc., the Shareholders, the Members, the Beneficial Owners and the Sellers Representative.
10.1#

First Amendment to Loan Documents, dated February 3, 2026, by and among Orion Group Holdings, Inc., each of the guarantors party thereto, each of the lenders party thereto and UMB Bank, N.A., as administrative agent.

99.1	Press Release, dated February 4, 2026.
99.2	Investor Presentation, dated February 4, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

# Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Group Holdings, Inc.
Dated: February 4, 2026	By:	/s/ Travis J. Boone
President and Chief Executive Officer